AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2000

                                                     REGISTRATION NO.  333-
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                   ___________________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                   ___________________________________

                       QUAKER CHEMICAL CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             PENNSYLVANIA                              23-0993790
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)


         ELM AND LEE STREETS, CONSHOHOCKEN, PENNSYLVANIA 19428
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                   ____________________________________

                      QUAKER CHEMICAL CORPORATION
                   2000 EMPLOYEE STOCK PURCHASE PLAN
                         (FULL TITLE OF THE PLAN)
                   ____________________________________

                             RONALD J. NAPLES
                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       QUAKER CHEMICAL CORPORATION
                           ELM AND LEE STREETS
                     CONSHOHOCKEN, PENNSYLVANIA 19428
                              (610) 832-4000
        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                   ____________________________________

                                Copies to:

         Bradley S. Rodos, Esquire             D. Jeffry Benoliel, Esquire
  Fox, Rothschild, O'Brien & Frankel, LLP                Secretary
      2000 Market Street, 10th Floor            Quaker Chemical Corporation
     Philadelphia, Pennsylvania 19103        Conshohocken, Pennsylvania 19428

                   ____________________________________


                                    CALCULATION OF REGISTRATION FEE

|----------------------------------------------------------------------------------------------------|
|                            AMOUNT               PROPOSED              PROPOSED         AMOUNT OF   |
| TITLE OF SECURITIES         TO BE           MAXIMUM OFFERING     MAXIMUM AGGREGATE   REGISTRATION  |
| TO BE REGISTERED         REGISTERED          PRICE PER SHARE       OFFERING PRICE       FEE (1)    |
|----------------------------------------------------------------------------------------------------|
|                                                                                                    |
| Common Stock,                                                                                      |
| $1.00 par value.....     500,000 shares(1)       $17.81            $8,905,000            $2,351    |
|----------------------------------------------------------------------------------------------------|

(1) Estimated in accordance with Rule 457(h) under the Securities Act of
    1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 12, 2000.
===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    We hereby incorporate by reference into this registration statement the following documents and information that we have earlier heretofore filed with the Commission:

        (1) Our Annual Report on Form 10-K for our year ended December 31,
            1999;

        (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above.

    In addition, we hereby incorporate by reference into this registration statement all documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold. Each document that is so incorporated by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

    Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), to which any of them is a party or threatened to be made a party, by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

    Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

    Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a

Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

    Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that the Representative is not entitled to be indemnified by the corporation. Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

    Section 1746 also authorizes a corporation to create a fund or otherwise secure or insure in any manner its indemnification obligations.

    Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability asserted against him and incurred by him in his capacity as a Representative, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

    Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to Representatives of a corporation or an employee benefit plan. Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the BCL shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representative of that person.

    Section 7.1 of our By-Laws contains provisions allowing for the indemnification of our directors and officers to the full extent permitted by the provisions of the BCL.

    These indemnification provisions may be sufficiently broad to permit indemnification of our Representatives for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT NUMBER                  DESCRIPTION
--------------                  -----------

     4                          2000 Employee Stock Purchase Plan (1)

     5.1                        Opinion of Fox, Rothschild, O'Brien &
                                   Frankel, LLP

    23.1                        Consent of PricewaterhouseCoopers LLP

    23.2                        Consent of Fox, Rothschild, O'Brien &
                                   Frankel, LLP (See Ex. 5.1)

    24                          Power of Attorney (filed with
                                   signature pages)

------------------

(1)  Incorporated by reference to Exhibit B to the Definitive Proxy
     Statement filed with the Commission on March 30, 2000 for our May 10, 2000 Annual Meeting of Shareholders.

ITEM 9.  UNDERTAKINGS.

    A.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in this registration statement, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania on the 18th day of October, 2000.


                                      QUAKER CHEMICAL CORPORATION


                                      By: /s/ RONALD J. NAPLES
                                      -----------------------------------
                                      Ronald J. Naples
                                      Chairman and Chief Executive Officer


                             POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Naples and Michael F. Barry, or each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ RONALD J. NAPLES             Chairman, Chief Executive    October 18, 2000
----------------------------     Officer and a Director
Ronald J. Naples


/s/ MICHAEL F. BARRY             Vice President and           October 18, 2000
----------------------------     Chief Financial Officer
Michael F. Barry


/s/ JOSEPH B. ANDERSON, JR.      Director                     October 18, 2000
----------------------------
Joseph B. Anderson, Jr.


                                 Director                     October 18, 2000
----------------------------
Patricia C. Barron


/s/ PETER A. BENOLIEL            Director                     October 18, 2000
----------------------------
Peter A. Benoliel


/s/ DONALD R. CALDWELL           Director                     October 18, 2000
----------------------------
Donald R. Caldwell

/s/ ROBERT E. CHAPPELL           Director                     October 18, 2000
----------------------------
Robert E. Chappell


/s/ WILLIAM R. COOK              Director                     October 18, 2000
----------------------------
William R. Cook


                                 Director                     October 18, 2000
----------------------------
Edwin J. Delattre


/s/ ROBERT P. HAUPTFUHRER        Director                     October 18, 2000
----------------------------
Robert P. Hauptfuhrer


/s/ ROBERT H. ROCK               Director                     October 18, 2000
----------------------------
Robert H. Rock



    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Pennsylvania, on the 18th day of October, 2000.


                                  QUAKER CHEMICAL CORPORATION
                                  EMPLOYEE STOCK PURCHASE PLAN



                                  By: /s/ IRENE M. KISLEIKO
                                      ------------------------------------
                                      Irene M. Kisleiko, Committee Chairperson

                              EXHIBIT INDEX


EXHIBIT NUMBER       DESCRIPTION
--------------       -----------
     4               2000 Employee Stock Purchase Plan(1)

     5.1             Opinion and Consent of Fox, Rothschild, O'Brien &
                     Frankel, LLP

    23.1             Consent of PricewaterhouseCoopers LLP

    23.2             Consent of Fox, Rothschild, O'Brien & Frankel, LLP
                     (see Ex. 5.1)

    24               Power of Attorney (filed with signature pages)

------------------

(1) Incorporated by reference to Exhibit B to the Definitive Proxy
    Statement filed with the Commission on March 30, 2000 for our May 10, 2000 Annual Meeting of Shareholders.

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